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EXHIBIT 23.2

          CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION


                                BRIAN F. FAULKNER
                         A PROFESSIONAL LAW CORPORATION
                         27127 CALLE ARROYO, SUITE 1923
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 240-1361


December 22, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8

Dear Sir/Madame:

         I have acted as counsel to 5G Wireless Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of one million (1,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2006 Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                         Sincerely,



                                                         /s/  Brian F. Faulkner
                                                         ----------------------
                                                         Brian F. Faulkner